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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 23, 2005

Metaline Mining and Leasing Company

(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	91-0684860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Avenue, Ste. 714 Spokane, WA	99201-0677
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 455-9077

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 5.01 below.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

On March 28, 2005 the Company completed a private placement of 1,500,000 special warrants at a price of $0.10 per special warrant.  Each special warrant shall automatically be converted into one share of the Company’s common stock upon the increase of the Company’s capitalization sufficient to permit the conversion of the warrants.  In the event that the special warrants have not been converted on or before July 30, 2005 the warrant holders may, but are not required to, rescind their purchase without penalty to the Company.  The private placement was made pursuant to a Regulation D Rule 506 exemption from registration under the Securities Act of 1933, as amended.  The special warrants were offered and sold to a total of six investors, all of whom are accredited investors.  There was no commission paid, directly or indirectly, to any person in conjunction with the sale of the special warrants. The Company received gross proceeds of $150,000 from the offering.

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT

On March 23, 2005 the Company entered into a Stock Purchase Agreement with the Hunt Family Limited Partnership, a Washington Limited Partnership (“HFLP”). Pursuant to the terms of the Agreement HFLP purchased 7,722,066 shares of Metaline common stock or 51.48% of the total authorized shares of Metaline.  The purchase price of the shares was $0.065 per share which resulted in gross proceeds of $501,934.29 to the Company.  In addition HFLP was granted warrants, exercisable for a period of 5 years, for the purchase of an additional 15,444,132 shares of Metaline common stock at a price of $0.065 per share, if and when the capitalization of the Company is increased.

It is management’s intention to reactivate Metaline’s dormant business of precious metals exploration and development.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICERS

On March 23, 2005 Lee Irving resigned as a director of the Company. Tim Hunt was appointed to fill the vacancy on the Board of Directors on March 23, 2005 and has been appointed as the President of the Company effective as of March 24, 2005.  Mr. Hunt, age 52, is the general partner of HFLP and is the founder and president of Spokane, Washington-based Huntwood Industries, the largest building products manufacturer in Eastern Washington with over 800 employees. Mr. Hunt has significant experience in raising capital and negotiating private equity placements for numerous companies.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

(10) Stock Purchase Agreement dated March 23, 2003 by and between Metaline Mining & Leasing Company and the Hunt Family Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALINE MINING & LEASING  COMPANY

/s/ Tim Hunt

Date:

March 29, 2005

By:

      Tim Hunt, President

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